Exhibit 10.65
                            SECOND AMENDMENT TO THE
                           TERMINAL SERVICE AGREEMENT


   THIS SECOND AMENDMENT to the Terminal Service Agreement ("Second Amendment") is dated as of January 1, 1997 between SPS PAYMENT SYSTEMS, INC. ("Company") and NOVUS SERVICES, INC. formerly known as Discover Card Services, Inc. ("NOVUS Services").

   WHEREAS, Company and NOVUS Services entered into a Terminal Service Agreement dated January 1, 1992, as amended and supplemented by: a letter agreement between the parties dated November 5, 1992, an amendment dated July 1, 1993 and a letter agreement dated September 1, 1995 ("Terminal Service Agreement");

   WHEREAS, Company and NOVUS Services desire to amend certain provisions of the Terminal Service Agreement.

   NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Company and NOVUS Services agree as follows:

   1. Fees. Section 2.4 of the Terminal Service Agreement is amended by deleting the fourth sentence in its entirety and replacing it with the following sentence:

     "The fees set forth in the Schedule of Fees may be increased or decreased by Company during the term of the Agreement to accommodate demonstrable increases or decreases in the cost of component parts, provided that (i) Company shall provide at least one hundred eighty (180) days' written notice of such changes to NOVUS Services; and (ii) in the event that Company notifies NOVUS Services of an increase in the fees payable pursuant to this Agreement, NOVUS may exercise its right to terminate this Agreement as set forth in Section 5.2(b)(iv) below."

   2. Billing and Payment. Section 2.5 of the Terminal Service Agreement is amended by deleting the first sentence in its entirety and replacing it with the following provision:

      "Prior to each calendar year, NOVUS Services shall provide Company with its projected volume of terminal deployments for the following calendar year. Effective as of January 1, 1997, Company shall invoice NOVUS Services at the beginning of each calendar year for the projected volume of new terminal deployments during such calendar year, based on projections provided by NOVUS Services. Company shall reconcile the projected and actual volume of terminal deployments after the end of each calendar year and shall make any adjustments by means of a debit or credit, as applicable, to NOVUS Services."

   3. Term and Termination. Section 5.2(a) of the Terminal Service Agreement is deleted in its entirety and replaced with the following provision:


      "This Agreement shall be effective on the date first written above for an initial term which shall extend from January 1, 1992 until December 31, 1993. This Agreement shall remain in effect after the initial term for two successive three (3) year terms commencing January 1, 1994. Thereafter, this Agreement shall remain in effect for successive one
      (1) year terms provided that neither party has provided notice of termination of the Agreement, as set forth in Section 5.2(b) below."

   4. Term and Termination. Section 5.2(b) of the Terminal Service Agreement is amended by adding new sections 5.2(b)(iii) and (iv) as set forth below:

      "(iii) by either party upon written notice to the other party at least one hundred eighty (180) days' prior to the expiration of the initial term, or any subsequent term, of the Agreement.

      (iv) by NOVUS Services upon thirty (30) days' written notice to Company following receipt of notice, as described in Section 2.4 above, of any increases to the fees applicable to the Agreement."

   5. Non-Exclusivity. Section 5.10 of the Terminal Service Agreement is deleted in its entirety and replaced with the following provision:

      "This Agreement and the rights granted hereunder to each of the parties are non-exclusive. Nothing in this Agreement shall prevent either party from engaging in or offering arrangements similar to those set forth herein with other parties."

   6. The amended Schedule of Services and Schedule of Fees attached hereto shall be effective as of the dates thereon.

   7. This Second Amendment shall be effective on the date first written above.

   8. Any capitalized terms used herein and not otherwise defined shall have the meanings given to them in the Terminal Service Agreement. Except as provided in this Second Amendment, or as necessary and appropriate to give meaning to the terms of this Second Amendment, the terms and conditions of the Terminal Service Agreement shall remain in full force and effect.

   The parties, intending to be legally bound, have executed this Second Amendment.


SPS PAYMENT SYSTEMS, INC.                  NOVUS SERVICES, INC.

By:/s/Thomas W. Clarke                     By:/s/Tony Leal, Jr.
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Name: Thomas W. Clarke                     Name: Tony Leal, Jr.
      ---------------------------------          ----------------------------

Title: Vice President Network Services     Title: Vice President
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